UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2014

PCM, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25790	95-4518700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 E. Mariposa Ave.

El Segundo, California 90245

(Address of principal executive offices)(zip code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2014, the Company announced that Robert Jay Miley, age 44, has been hired to serve as President of PCM, Inc. effective December 1, 2014. Mr. Miley, reporting to the Company’s CEO, will be responsible for PCM’s day-to-day operations.

Mr. Miley currently serves as Vice President and General Manager of Ingram Micro’s Advanced Technology Division for North America. Mr. Miley earned an MBA from the University of Southern California Marshall School of Business and graduated from the University of California Santa Barbara with a Bachelors of Arts, Business Economics and a Bachelor of Arts, Political Science.

The Company entered into an employment agreement with Mr. Miley (the “Agreement”) pursuant to which he will serve as the Company’s President and will report to the Company’s Chief Executive Officer. The Agreement provides for an initial annual base salary of $400,000 and eligibility to participate in the Company’s executive bonus plan or program as in effect from time to time. Mr. Miley will initially be eligible to receive a targeted annual bonus of $200,000, which may be increased or decreased in the event that the Company exceeds or fails to meet its annual financial and performance goals or otherwise in the discretion of the Company.

Mr. Miley’s agreement also provides for a signing bonus of $200,000, payable in lump sum within 60 days after commencement of employment. If Mr. Miley voluntarily terminates his employment or is terminated by the Company for cause, as described in the Agreement, prior to Mr. Miley’s third anniversary of employment with the Company, the gross amount of the $200,000 signing bonus must be repaid to the Company. Also, in connection with commencement of employment, subject to approval of the Company’s Board of Directors or Compensation Committee, Mr. Miley is expected to be granted 100,000 restricted stock units (“RSUs”) under the Company’s 2012 Equity Incentive Plan. The RSUs will vest in equal amounts over a period of five years.

Mr. Miley’s employment is “at will,” however in the event the Company terminates Mr. Miley’s employment without cause, Mr. Miley will be entitled, subject to certain conditions, to a lump sum severance payment consisting of twelve months base salary in effect at the time of termination.

The Company expects to enter into an indemnification agreement with Mr. Miley substantially in the form entered into with each of the Company’s other current directors and executive officers, which was filed as Exhibit 10.48 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (and is incorporated herein by reference). The indemnification agreement provides for the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law.

A copy of Mr. Miley’s employment agreement with the Company is attached hereto as Exhibit 10.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                      Employment agreement by and between Robert Jay Miley and PCM, Inc., effective October 31, 2014

99.1                      Press Release dated November 5, 2014 titled PCM Announces Hiring of Robert Jay Miley as President of PCM, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PCM, INC.

	By:	/s/ Brandon H. LaVerne
	Name:	Brandon H. LaVerne
	Title:	Chief Financial Officer

Dated: November 5, 2014

EXHIBIT INDEX

Exhibit	Description

10.1	Employment agreement by and between Robert J. Miley and PCM, Inc., effective October 31, 2014

99.1	Press Release dated November 5, 2014 titled PCM Announces the Hiring of Robert J. Miley as President of PCM, Inc.